EXHIBIT 99.1
Vital Energy Schedules Third-Quarter 2024 Earnings Release and Conference Call
TULSA, OK - October 7, 2024 - Vital Energy, Inc. (NYSE: VTLE) ("Vital Energy" or the "Company") will report third-quarter 2024 financial and operating results after the market close on Wednesday, November 6, 2024 and host a conference call and webcast on Thursday, November 7, 2024 at 7:30 a.m. CT.
To participate on the call, dial 800.715.9871, using conference code 1544492 or listen to the call via the Company’s website at www.vitalenergy.com “Investor Relations | News & Presentations | Upcoming Events.”
About Vital Energy
Vital Energy, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Vital Energy’s business strategy is focused on the acquisition, exploration and development of oil and natural gas properties in the Permian Basin of West Texas.
Additional information about Vital Energy may be found on its website at www.vitalenergy.com.
Investor Contact:
Ron Hagood
918.858.5504
ir@vitalenergy.com